                                                                    Exhibit 10.6



                                EMPLOYMENT AGREEMENT

              EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into effective as of March 31, 1995 (the "Effective Date"), by and between Securities Software & Consulting, Inc., a Connecticut corporation (hereinafter referred to as "Employer") and Shane A. Chalke (hereinafter referred to as "Executive").

              WHEREAS, Employer desires to employ Executive, and Executive desires to be employed by employer, upon the terms and conditions hereinafter set forth;

              NOW, THEREFORE, in consideration of the premises, and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

              1.   Employment.    Employer hereby employs Executive to
                   ----------
         perform such duties, functions and responsibilities (the "Duties") as are consistent with Executive's status as senior executive of Employer and which are from time to time delegated to Executive by the Board of Directors of Employer (the "Board"), including without limitation, (a) assisting in sales and marketing; (b) high level strategic design and development of current and future products; and (c) participation in seminars and industry events as a representative of Employer. Throughout the term of this Agreement, the Board will nominate Employee to the Board, and Employer will use its best efforts to cause Employee to be elected to the Board. Executive agrees that, upon the termination of this Agreement for any reason whatsoever, he will, within five (5) days of such termination, submit to the board his written resignation from the Board and any offices of Employer then held by him.

              2.   Term.     The term of Executive's employment by Employer
                   ----
         shall begin on the Effective Date and continue until the fifth anniversary of the Agreement (the "Term"), unless earlier terminated pursuant to the provisions hereof.

              3.   Compensation.  (a)  Employer agrees to pay to Executive,
                   ------------
         as compensation for the performance of the Duties, an annual salary during the Term equal to Three Hundred Fifty Thousand Dollars ($350,000), payable in accordance with the standard compensation policies of Employer. Executive shall not be entitled to any additional compensation by reason of his election or appointment as a director or other officer of Employer.

                   (b) Employer agrees to grant Employee an option to purchase 21,000 shares of Employer's Common Stock, at an exercise price of $40.00 per share, under the terms of the 1994 Securities Software & Consulting, Inc. Stock Option Plan, a copy of which has been attached as Exhibit A.

              4.   Severance Compensation.  Upon the termination of the
                   ----------------------
         employment of Executive in accordance with Section 9 hereof, Executive shall be entitled to receive compensation earned, prorated based on yearly salary. In addition to such prorated salary, Executive shall be entitled to severance compensation in an amount equal to six months of the Executive's base salary. Such severance compensation shall be payable in installments in accordance with the standard compensation policies of Employer.

              5.   Benefits. Executive shall be entitled to holidays, paid
                   --------
         vacation and sick leave consistent with Employer's standard policies for senior executives. Executive shall also be eligible, from and after the date hereof, to participate in such group insurance, hospitalization, major medical, dental, disability insurance, profit sharing, pension and other such benefit programs, as are generally afforded the senior executives of Employer.

              6.   Status as Employee. At all times during the Term,
                   ------------------
         Executive shall be deemed to be an employee of Employer for purposes of determining Executive's coverage under and eligibility to participate in any employee benefit plans or programs which Employer now has or may hereafter initiate.

              7.   Disability.    In the event that Executive shall be
                   ----------
         incapacitated by reason of mental or physical disability or otherwise during the Term, so that he is prevented from adequately performing his Duties for a period in excess of 90 days during any rolling twelve-month period, this Agreement may thereafter be terminated by Employer upon fifteen (15) days' written notice to Executive, after which Employer shall have no further liability hereunder except for compensation earned, prorated based on yearly salary, and reimbursements for expenses incurred pursuant hereto prior to such termination and any benefits under Employer's benefit plan, at the time of such disability.

              8.   Death.    In the event of the death of Executive during
                   -----
         the Term, this Agreement shall automatically terminate and no further payment, except those provided by any life insurance policies provided by Employer and except for compensation earned, prorated based on yearly salary, and reimbursement for expenses incurred prior to such termination date, shall be made or paid to Executive hereunder.

              9.   Termination Without Cause.    Employer shall have the
                   -------------------------
         right to terminate this Agreement and the employment of Executive under this Agreement at any time without cause. In the event Employer elects to terminate this Agreement pursuant to this
         Section 9, Employer shall send written notice to Executive to such effect. Upon the termination of this Agreement pursuant to this

         Section 9, Executive shall be entitled to the severance compensation in Section 4 in addition to any compensation due through, and reimbursements for expenses incurred prior to, the date upon which such termination occurs. For purposes of this Agreement, Executive shall be deemed to have been terminated without cause if (i) the Board substantially reduces Executive's Duties, or (ii) the board assigns duties to Executive which are materially in consistent with his status as a senior executive, or
         (iii) if Employer breaches the terms of this Agreement, and, upon the occurrence of (i), (ii) or (iii) above, (x) Employer fails to modify appropriately such duties or cure such breach within thirty
         (30) days after receipt of written notice thereof from Executive, and (y) as a result of any of the above actions by employer, Executive elects to resign from Employer's employ.

              10.  Termination for Cause and Voluntary Termination.
                   -----------------------------------------------

                   (a) Employer shall have the right to terminate this Agreement and the employment of Executive under this Agreement, as well as any and all payments to be made hereunder, in the event of
         (a) the commission by Executive of any act of fraud or intentional dishonesty with respect to Employer or any of its affiliates, (b) Executive's neglect of material Duties and failure to cure such neglect within thirty (30) days after written notice thereof from Employer, or (c) a material breach by Executive of any of the provisions of this Agreement and failure to cure such breach within (30) days after written notice thereof from Employer. In the event Employer elects to terminate this Agreement pursuant to this Section 10, Employer shall send written notice to Executive to such effect, describing in reasonable detail the action or actions of Executive giving rise to such termination. In the event of a termination hereunder, Executive shall have the right, within thirty (30) days after notification of termination by the Board, to present his case directly to the Board. Upon the termination of this Agreement pursuant to this Section 10, no further payments of any type shall be made or shall be payable to Executive hereunder, other than for any compensation due through, and reimbursements for expenses incurred prior to, the date upon which such termination occurs. Any termination of this Agreement by Employer other than as authorized by this subparagraph (a) shall be deemed to be termination "without cause" and Section 9 shall apply.

                   (b) Executive may voluntarily terminate this Agreement (a "Voluntary Termination") at any time upon giving Employer 120 days' written notice. Upon such Voluntary Termination, no further payments shall be made or payable to Executive under the Agreement, other than for compensation due through, and reimbursements for expenses incurred prior to, the date upon which such Voluntary Termination occurs. In the event of a Voluntary

         Termination, Executive shall not be entitled to any severance pay under Section 4 of this Agreement.

              11.  Noncompetition Covenant. Executive agrees to devote
                   -----------------------
         substantially all of his working-time, attention and energies to the business of Employer under the general direction of the Board of Employer. Executive covenants and agrees that, during the Term and for a period to extend until the latest of (i) two (2) years from the date hereof, (ii) three (3) years following the termination of Executive's employment hereunder other than upon expiration of this Agreement or by the Employer "without cause",
         (iii) one (1) year following termination of Executive's employment upon expiration of this Agreement, and (iv) six (6) months following termination of Executive's employment hereunder by Employer "without cause" (the "Noncompete Period"), he will not, except as otherwise authorized herein, directly or indirectly, own, operate, manage, join, control, participate in the ownership, management, operation or control of, or be paid or employed by, or acquire any securities of, or otherwise become associated with or provide assistance to, as an employee, consultant, director, officer, shareholder, partner, agent, associate, principal, representative or in any other capacity, any business entity located in the United States of America, which directly competes with the then-current business of the Employer (the "Business"); provided, however, that the foregoing shall not prevent Executive from acquiring the securities of or an interest in any entity in the Business whose securities are publicly traded, provided such ownership of securities or interest represents at the time of such acquisition, including any previously held ownership interest, less than five percent (5%) of any class or type of securities of, or interest in, such entity. In the event that any provision of this Section 11 is determined to be invalid by any court or other entity of competent jurisdiction, the provisions of this Section shall be deemed to have been amended, and the parties hereto agree to execute all documents necessary evidence such amendment, so as to eliminate or modify any such invalid provision so as to carry out the intent of this Section 11 to the full extent allowable and to render the terms of this Section 11 enforceable in all respects as so modified. For purposes of this Agreement, the current "Business" of Employer as of the date hereof is defined as (1) developing and distributing investment securities software and mortgage software for accounting, portfolio management and administration, (2) developing and distributing actuarial projections software, (3) actuarial consulting, and (4) providing consulting and other services relating to or in connection with the foregoing.

              12.  NonInterference Covenant.     Executive covenants and
                   ------------------------
         agrees that he will not, at any time during the Noncompete Period, for whatever reason, whether for his own account or for the account of any other person, firm, corporation or other business:
         (a) knowingly take any action not authorized by employer which will diminish the goodwill existing between Employer and any of its customers or employees; (b) knowingly interfere in any way with contracts between Employer and other parties; or (c) attempt to induce or influence any employee of Employer to leave Employer's employ.

              13.  Secrecy Covenant.
                   ----------------

                   (a) Executive covenants and agrees that he will not, at any time during the Noncompete Period, for whatever reason, whether for his own account or for the account of any other person, firm, corporation or other business organization, divulge, furnish, publish, transfer, disclose, report or use, directly or indirectly, any information of Employer of a confidential, proprietary or trade secret nature ("proprietary Information").

                   (b) Proprietary Information includes, without limitation:

                        (i) All software developed or licensed by or for Employer and any documentation or listing pertaining to such software; the term "software" as used in this paragraph refers to software in various stages of development of any product thereof and includes, without limitation, the literal elements of a program (source code, object code or otherwise), its audovisual components (menus, screens, structure and organization), any human or machine readable form of the program, and any writing or medium in which the program or the information therein is stored, written or described, including, without limitation, diagrams, flow charts, designs, drawings, specifications, models, data, bug reports and customer information;

                        (ii)      Marketing and sales plans, product
         development plans, competitive analyses, benchmark test results, business and financial plans or forecasts, non-public financial information, agreements, and customer, supplier and employee lists of Employer;

                        (iii) Any information or material not described above which is related to Employer's inventions, technological developments, "know how," purchasing, accounting, merchandising, or licensing;

                        (iv)      Any business methods, procedures,
         techniques, research, knowledge or process used or developed by Employer;

                        (v) Any information of the type described above which employer has a legal obligation to treat as confidential, or which Employer treats as proprietary or designates as confidential, whether or not owned or developed by Employer.

              The foregoing provisions of Section 13, shall not prohibit or limit Executive's right to use, for his own account or for that of a third party, information (including, but not limited to, ideas, concepts, know-how, techniques, and methodologies) which: (i) is already known by Executive and not part of the assets transferred to Employer pursuant to the Asset Purchase Agreement dated the date hereof between Employer, Executive and Chalke Incorporated (the "Purchase Agreement") and does not constitute Proprietary Information; (ii) is developed independently by Executive following the termination of Executive's employment with Employer without reference to any Proprietary Information; (iii) was received by Executive on a non-confidential basis, prior to receipt from Employer, from a third party lawfully possessing and lawfully entitled to disclose such information; or (iv) becomes publicly known through no breach by Executive of this Agreement; provided, however, that none of the foregoing shall be deemed to limit, in any way, the Executive's obligations under Sections 11 and 12 of this Agreement.

              14.  Assignment of Inventions.
                   ------------------------

                   (a) Executive covenants and agrees that Executive is the owner of all Inventions (as hereinafter defined). By executing this Agreement Executive hereby irrevocably assigns to Employer all right, title and interest in and all Inventions to Employer.

                   (b) For purposes of this Agreement, "Inventions" shall mean all discoveries, processes, designs, technologies, devices, or improvements in any of the foregoing or other ideas, whether or not patentable and whether or not reduced to practice, made or conceived by Executive (whether solely or jointly with others) during Executive's employment which relate to the actual or demonstrably anticipated business, work, or research and development of Employer, or result from or are suggested by any task assigned to executive or any work performed by Executive for or on behalf of Employer.

                   (c) During the period of Executive's employment with Employer, any discovery, process, design, technology, device or improvement in any of the foregoing or other ideas, whether or not patentable and whether or not reduced to practice, made or conceived by Executive (whether solely or jointly with others) which Executive develops entirely on his own time ("Personal

         Invention") not using any of the equipment, supplies, facilities, or trade secret information of Employer, is excluded from this Agreement, provided such Personal Invention (a) does not relate to the actual or demonstrably anticipated business, research and development of Employer, and (b) does not result, directly or indirectly, from any work performed by Executive for Employer.

              15.  Disclosure of Inventions.     Executive covenants and
                   ------------------------
         agrees that in connection with any Invention, Executive will promptly disclose such Invention to Employer in order to permit Employer to enforce its property rights to such Invention in accordance with this Agreement. Executive's disclosure shall be received in confidence by Employer.

              16.  Patents and Copyrights; Execution of Documents.
                   ----------------------------------------------

                   (a) Upon request, Executive agrees to assist Employer or its nominee (at its expense) in every reasonable way to obtain for its own benefit patents and copyrights for Inventions in any and all countries. Such patents and copyrights shall be and remain the sole and exclusive property of Employer or its nominee. Executive covenants and agrees to perform (as reasonably requested and at Employer's expense) such lawful acts as Employer deems to be necessary to allow it to exercise all right, title and interest in and to such patents and copyrights.

                   (b) In connection with this Agreement, Executive covenants and agrees to execute, acknowledge and deliver to Employer or its nominee upon request and at its expense all documents, including assignments of title, patent or copyright applications, assignments of such applications, assignments of patents or copyrights upon issuance, as Employer may determine necessary or desirable to protect Employer's or its nominee's interest in Inventions, and/or to use in obtaining patents or copyrights in any and all countries and to vest title thereto in Employer or its nominee to any of the foregoing.

              17.  Prior Inventions.   It is understood that all
                   ----------------
         inventions, if any, whether patented or unpatented, other than those which are being transferred to Employer pursuant to Purchase Agreement, which Executive made prior to employment by Employer (the "Prior Inventions") are excluded from this Agreement. Executive has set forth on Exhibit A attached hereto a complete list of all Prior Inventions, including Executive's patent applications and a brief description of all unpatented Prior Inventions belonging to Executive. Executive represents and covenants that the list is complete and all of Executive's Prior Inventions are included on the list in Exhibit A. Executive covenants and agrees to notify Employer in writing before Executive makes any disclosure or performs any work on behalf of

         Employer which may threaten or conflict with proprietary rights Executive claims in any Prior Invention. In the event of Executive's failure to give such notice, Executive agrees not to make any claim against Employer with respect to any such Prior Invention.

              18.  Other Obligations.  Executive acknowledges that Employer
                   -----------------
         from time to time may enter into agreements with other parties, or with the U.S. Government or agencies thereof, which impose obligations or restrictions on Employer regarding Inventions made during the course of work thereunder or regarding the confidential nature of such work. Executive agrees to be bound by all such obligations and restrictions and to take all action necessary to discharge Employer's obligation.

              19.  Trade Secrets of Others. Executive represents that
                   -----------------------
         Executive's performance of all the terms of this Agreement and his employment by Employer does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by Executive in confidence or in trust prior to employment with Employer, and Executive will not disclose to Employer, or induce Employer to use, any confidential or proprietary information or material belonging to any previous employer or others. Executive covenants and agrees not to enter into any written or oral agreement in conflict herewith.

              20.  Return of Confidential Material.   In the event
                   -------------------------------
         Executive's employment with Employer terminates for any reason whatsoever, Executive covenants and agrees to promptly surrender and deliver to Employer all records, materials, equipment, drawings, documents and data of any nature pertaining to any Invention, trade secret, confidential information or Proprietary Information of Employer or to Executive's employment, and Executive will not take with him any documentation containing or pertaining to any confidential information, knowledge or data of the Employer which Executive has produced or obtained during the course of his employment.

              21.  Conflicting Agreements.  Executive represents and
                   ----------------------
         warrants that he is not a party to any agreement, contract or understanding, whether employment or otherwise, which would in any way restrict or prohibit him from undertaking or performing his employment in accordance with the terms or conditions of this Agreement.

              22.  Permitted Assignees and Successors.     This Agreement
                   ----------------------------------
         shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, representatives, successors and permitted assigns. Executive may not assign his rights or obligations hereunder without the prior written consent of Employer.

              23.  Notices.  Any notice or communication required or
                   -------
         permitted hereby shall be in writing and shall be delivered personally, sent by prepaid telegram and followed with a confirming letter, sent by facsimile or mailed by certified or registered mail, postage prepaid:

                 (a)  If to Executive:  Shane A. Chalke
                                        Evergreen Farm
                                        2381 Atoka Road
                                        Middleburg, VA  22117

                      with a copy to:   Hogan & Hartston L.L.P.
                                        8300 Greensboro Drive
                                        Suite #1100
                                        McLean, Virginia  22102
                                        Attn:  Kenneth J. Hautman

                 (b)  If to Employer:   Securities Software & Consulting, Inc.
                                        705 Bloomfield Avenue
                                        Bloomfield, CT  06002
                                        Attention:  William C. Stone

                      with a copy to:   LeBoeuf, Lamb, Green & MacRae, L.L.P.
                                        Goodwin Square
                                        225 Asylum Street
                                        Hartford, Connecticut  06103
                                        Attention:  Edward A. Reilly, Jr.

         or in the case of each party hereto, to such other address and to the attention of such other person as may have heretofore been specified in writing to the other party. Each such notice of communication shall be deemed to have been given as of the date so delivered or, if mailed, on the third day following the date of mailing.

              24.  Interpretation.     This Agreement shall be interpreted,
                   --------------
         construed and governed by and under the laws of the State of Connecticut. If any provision of this Agreement is deemed or held to be illegal, invalid, or unenforceable, under present or future laws effective during the Term, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable, to the extent permitted such provision shall be deemed to have been amended, and the parties hereto agree to execute all documents necessary to effect such amendment, so as to eliminate or modify any such invalid provision so as to carry out its intent to the extent allowable. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon Executive and Employer.

              25.  Amendments.    This Agreement may be amended or renewed
                   ----------
         in whole or in part only by a written instrument signed by the parties hereto; provided that, Executive shall not be entitled to vote as a director or act for Employer in connection with the approval of an amendment or renewal of this Agreement.

              26.  Prior Agreements.   This Agreement hereby supersedes all
                   ----------------
         previous employment agreements between Executive and Employer.

              27.  Specific Enforcement.    Employer and Employee
                   --------------------
         acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or equity.

              28.  Counterparts.  This Agreement may be executed in one or
                   ------------
         more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year set forth above.

                                  SECURITIES SOFTWARE & CONSULTING, INC.



                                  By:  /s/ John S. Wieczorek
                                       --------------------------
                                  Name: John S. Wieczorek
                                  Title: VIce President, CFO



                                  EXECUTIVE



                                  /s/ Shane A. Chalke
                                  -------------------------------
                                  Shane A. Chalke

                          AGREEMENT TO EMPLOYMENT AGREEMENT

              THIS AMENDMENT AGREEMENT (this "Amendment") is made effective as of the 1st day of January, 1996 by and between Securities Software & Consulting, Inc., a Connecticut corporation
         (hereinafter referred to as "Employer"), and Shane A. Chalke (hereinafter referred to as "Executive").

              WHEREAS, Employer and Executive entered into that certain Employment Agreement dated as of March 31, 1995 (the "Employment Agreement"); and

              WHEREAS, Employer and Executive desire to amend the Employment Agreement on a temporary basis and hope to achieve a more permanent amendment to the Employment Agreement at a later date;

              NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. The parties hereto agree to reduce Executive's annual base salary for calendar year 1996 to $200,000 and, accordingly,
              Section 3, paragraph (a) of the Employment Agreement is amended as follows:

              (a) by inserting the following clause at the beginning of the first sentence thereof: "Except during calendar year 1996,"; and

              (b) by inserting the following sentence after the first sentence thereof: "During calendar year 1996, Employer agrees to pay to Executive, as compensation for the performance of the Duties, an annual salary equal to Two Hundred Thousand Dollars ($200,000)."

         2. The parties hereto agree that Employee shall be entitled to receive a performance-based bonus for calendar year 1996 and, accordingly, Section 3 of the Employment Agreement is amended by inserting the following new paragraph (c) thereto:

                        (c) During calendar year 1996 only, Employer agrees
                   to pay to Executive a quarterly performance bonus (the "Performance Bonus") within 30 days following the end of each calendar quarter (beginning with the first quarter of 1996). The amount of the Performance Bonus shall be determined in accordance with the following formula, based upon licensing fees and consulting fees collected during such quarter as a result of contracts executed on or after January 1, 1996, provided, in each case, that Executive shall have participated significantly (as determined in the sole discretion of Employer) in the sales process resulting in such licensing or consulting fees:

                   (1) five percent (5%) of license fees collected for sales of PTS licenses to new customers; plus

                   (2) five percent (5%) of license fees collected for sales of COPE licenses to new customers; plus

                   (3) five percent (5%) of consulting fees collected for Chalke Division consulting services performed after December 31, 1995; plus

                   (4) one percent (1%) of license fees collected for sales of CAMRA licenses to new customers, provided that the participation by Executive in the sales process resulting in such fees shall have been authorized in writing in advance by a Senior Vice President of Employer; plus

                   (5) one percent (1%) of license fees collected for sales of FILMS licenses to new customers, provided that, the participation by Executive in the sales process resulting in such fees shall have been authorized in writing in advance by a Senior Vice President of Employer.

                   In the event of the return or reimbursement, for any reason whatsoever, of any such fees, an appropriate deduction shall be made to the next Performance Bonus payable by Employer. Notwithstanding any of the foregoing, the aggregate amount of the Performance Bonus payable shall not exceed $150,000.

         3. Section 3 of the Employment Agreement is amended as of the date hereof by inserting the following new paragraph (d) thereto:

                        (d) With respect to calendar year 1996 only, in the
                   event of extraordinary performance by Employee and extraordinary success of the Chalke Division, subject to the discretion of Employer, Employer may pay Employee an additional annual discretionary bonus in an amount up to $100,000, payable within 30 days following the end of calendar year 1996.

         4. Section 4 of the Employment Agreement is amended as of the date hereof by inserting, after the words "base salary" as they appear in the second sentence thereof, the following:

                   "(or, in the case of a termination of employment in accordance with Section 9 hereof during calendar year 1996, an amount equal to $175,000).

         5. The parties agree to negotiate in good faith to further amend the Employment Agreement with respect to the remaining term thereof with the general objective of increasing the performance-based component of Employee's compensation and decreasing the amount of the base salary component of Employee's compensation. The parties acknowledge and agree that, absent such an amendment, which shall be effective only if evidenced by a writing signed by both parties, the Employment Agreement shall continue in full force and effect through the entire term thereof.

         6. As amended hereby, the Employment Agreement remains in full force and effect.

              IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first set forth above.


                                  SECURITIES SOFTWARE & CONSULTING, INC.


                                  By: /s/ William C. Stone
                                      ------------------------------------------
                                  Name:   William C. Stone
                                        ----------------------------------------
                                  Title:  Chief Executive Officer
                                         ---------------------------------------

                                      /s/ Shane A. Chalke
                                  ----------------------------------------------
                                  SHANE A. CHALKE
                                  May 2, 1996

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